EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 15, 1996 (except as to Notes 1 and 7, for which the date is July 16, 1996) included in Cornell Corrections, Inc. Form S-1 for the year ended December 31, 1995 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
    ARTHUR ANDERSEN LLP

December 31, 1996
Houston, Texas